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                                  EXHIBIT 99.1

                                 PRESS RELEASE

Monadnock Bancorp, Inc.                                   603.924.9654
1 Jaffrey Road                                            www.monadnockbank.com
Peterborough, NH 03458

                             FOR IMMEDIATE RELEASE
                             ---------------------

For Additional Information Contact:
Karl F. Betz, SVP, CFO & Treasurer (603) 924-9654 kbetz@monadnockbank.com

     Monadnock Bancorp, Inc. Announces Fourth Quarter and Year End Results

Peterborough, New Hampshire - January 31, 2008 - Monadnock Bancorp, Inc. (over-the-counter bulletin board: MNKB), the holding company for Monadnock Community Bank announced a net loss of $6,000 and net income of $83,000, respectively, for the three months and year ended December 31, 2007 compared with net income of $9,000 and $75,000, respectively, for the three months and year ended December 31, 2006. Basic and diluted earnings per share were ($0.01) and $0.07, respectively, for the three months and year ended December 31, 2007 compared with $0.01 and $0.06, respectively, for the three months and year ended December 31, 2006. Book value per share and tangible book value per share were $7.68 and $7.52, respectively, at December 31, 2007 compared with $7.48 and $7.31, respectively, at December 31, 2006.

The decrease in earnings for the three months ended December 31, 2007 compared with the same period a year earlier was primarily attributable to an increase in noninterest expense of $182,000, an increase in the provision for loan losses of $29,000, partially offset by an increase in net interest and dividend income of $101,000, an increase in noninterest income of $65,000 and a decrease in income tax expense of $29,000.

The increase in earnings for the year ended December 31, 2007 compared with the same period a year earlier was primarily attributable to an increase in net interest and dividend income of $419,000, an increase in noninterest income of $79,000, partially offset by an increase in noninterest expense of $392,000, an increase in the provision for loan losses of $75,000 and an increase in income tax expense of $22,000.

Net interest and dividend income increased $101,000, or 17.3%, to $685,000 for the three months ended December 31, 2007 compared to $584,000 for the three months ended December 31, 2006. This increase reflected a $249,000, or 18.7%, increase in interest and dividend income, and a $148,000, or 19.7%, increase in interest expense. The interest rate spread was 2.15% for the three months ended December 31, 2007 compared to 2.01% for the three months ended December 31, 2006. The net interest margin for the three months ended December 31, 2007 was 2.67% compared to 2.58% for the same period a year ago. The increase in interest rate spread and net interest margin for the three months ended December 31, 2007 compared with the same period a year ago was due to an increase in the average balance of loans of $8.7 million, an increase in the average balance of the investment portfolio of $3.4 million as well as an increase in the average yield on the investment portfolio by 56 basis points to 5.20% for the three months ended December 31, 2007 from 4.64% for the three months ended December 31, 2006, primarily offset by an increase in the average balance of FHLB advances of $8.0 million and an increase in the average cost of FHLB advances by 41 basis points to 4.45% for the three months ended December 31, 2007 from 4.04% for the three months ended December 31, 2006.

Net interest and dividend income increased $419,000, or 19.4%, to $2.6 million for the year ended December 31, 2007 compared to $2.2 million for the year ended December 31, 2006. The increase reflected a $1.4 million, or 30.4%, increase in interest and dividend income, offset by a $985,000, or 40.0%, increase in interest expense. The interest rate spread was 2.08% and 2.19% for the year ended December 31, 2007 and 2006, respectively. The net interest margin was 2.63% and 2.67% for the year December 31, 2007 and 2006, respectively. The decrease in the interest rate spread and net interest margin for the year ended December 31, 2007 compared with the same period a year earlier was due to a change in the mix of assets to lower yielding investment securities as a result of our increasing the average balance of interest earning assets by $17.0 million during this period. In addition, the change in the mix of liabilities to more interest rate sensitive products such as time certificates and FHLB advances resulted in net interest margin compression for the year ended December 31, 2007 when compared with the year ended December 31, 2006.

The provision for loan losses was $53,000 and $112,000 for the three months and year ended December 31, 2007, compared with $24,000 and $37,000 for the three months and year ended December 31, 2006. The increase in the provision was due to a $10.3 million increase in net loan volume for the year ended December 31, 2007, an increase in the provision for classified loans as well as an increase in the level of net charge-offs to $57,000 for the year ended December 31, 2007 compared with $13,000 for the year ended December 31, 2006.

Noninterest income increased $65,000, or 94.2%, to $134,000 for the three months ended December 31, 2007 from $69,000 for the three months ended December 31, 2006. The increase was primarily attributable to net gains on sales of available-for-sale securities of $60,000 for the three months ended December 31, 2007 compared with no gain on sales for the same period in 2006.

Noninterest income increased $79,000, or 28.8%, to $353,000 for the year ended December 31, 2007 from $274,000 for the year ended December 31, 2006. The increase was primarily attributable to net gains on sales of available-for-sale securities of $76,000 for the year ended December 31, 2007 compared with no gain on sales for the same period in 2006.

Noninterest expense increased $182,000, or 30.9% to $771,000 for the three months ended December 31, 2007 compared with $589,000 for the three months ended December 31, 2006. Salaries and employee benefits expense increased $59,000 from $310,000, or 52.6%, of total noninterest expense for the three months ended December 31, 2006 to $369,000, or 47.9%, of total noninterest expense for the three months ended December 31, 2007. This increase in salaries and employee benefits expense resulted from an increase in staffing for the commercial lending area, normal salary increases and increases related to stock benefit plans. Other increases in noninterest expense related primarily to a $42,000 increase in marketing expenses which primarily related to the implementation of a high interest, Rewards Checking account in the fourth quarter of 2007. Additional increases were attributable to a $45,000 increase in other expenses which related to higher FDIC assessment premiums in 2007, additional costs related to the introduction of the Rewards Checking product as well as Business Enterprise Tax adjustments for the fourth quarter of 2006. In addition, other increases included a $30,000 increase in professional fees of which $26,000 was related to costs associated with becoming compliant with
Section 404 of the Sarbanes-Oxley Act of 2002 by December 31, 2007 as a non-accelerated filer.

Noninterest expense increased $392,000, or 17.2% to $2.7 million for the year ended December 31, 2007 compared with $2.3 million for the year ended December 31, 2006. Salaries and employee benefits expense increased $200,000 from $1.2 million, or 51.4%, of total noninterest expense for the year ended December 31, 2006 to $1.4 million, or 51.4%, of total noninterest expense for the year ended December 31, 2007. This increase in salaries and employee benefits expense resulted from an increase in staffing for the commercial lending area, normal salary increases and increases related to stock benefit plans. Other increases in noninterest expense related primarily to a $60,000 increase in marketing expenses which included the implementation of a high interest, Rewards Checking account in the fourth quarter of 2007. Additional increases were attributable to an $74,000 increase in other expenses, of which $21,000 related to enhanced internet security, $21,000 related to higher FDIC assessment premiums in 2007, increased costs related to stock benefit plans for Directors, additional costs related to the introduction of the Rewards Checking product as well as Business Enterprise Tax adjustments for the fourth quarter of 2006. In addition, other increases included a $58,000 increase in professional fees of which $34,000 was related to costs associated with becoming compliant with Section 404 of the Sarbanes-Oxley Act of 2002 by December 31, 2007 as a non-accelerated filer.

Total assets increased $9.0 million, or 9.4%, to $105.2 million at December 31, 2007 compared with $96.2 million at December 31, 2006. Our net loan portfolio grew by $10.3 million, or 19.2%, to $64.0 million at December 31, 2007 from $53.7 million at December 31, 2006. Loan growth during the year ended December 31, 2007 was primarily concentrated in commercial real estate lending and one- to four-family residential lending which grew $5.4 million and $4.1 million, respectively. Total deposits increased $3.4 million, or 5.5%, to $64.8 million at December 31, 2007 from $61.4 million at December 31, 2006. Interest-bearing deposits during the year ended December 31, 2007 increased $3.4 million and was primarily attributable to an increase in NOW accounts of $4.2 million, partially offset by a decrease in money market accounts of $1.3 million. The increase in NOW accounts was due to the implementation of a high interest, Rewards Checking account in the fourth quarter of 2007 which totaled $3.4 million at December 31, 2007 as well as a large NOW account balance at December 31, 2007.

Total nonperforming assets increased $210,000 to $270,000 or 0.26% of total assets at December 31, 2007 compared with $60,000 or 0.06% of total assets at December 31, 2006. The nonperforming assets carry a guarantee by the United States Small Business Administration covering $165,000 and $51,000 of the balance outstanding, respectively, at December 31, 2007 and December 31, 2006. The increase in nonperforming assets for the year ended December 31, 2007 was primarily due to two commercial loan relationships with an outstanding balance of $243,000 at December 31, 2007.

President and Chief Executive Officer William M. Pierce, Jr. said, "We are pleased to report solid growth in our loan portfolio and the Rewards Checking product for 2007 as well as an increase in the book value and tangible book value per share. We will continue to focus on the strategic objectives of maintaining a community focus in the areas we serve, providing a high quality of service to our customers and diligently working to improve our franchise and shareholder value." For additional information visit www.monadnockbank.com.

FORWARD-LOOKING STATEMENTS:
Statements contained in this news release that are not historical facts may constitute "forward-looking statements" (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act Of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, economic conditions in the state of New Hampshire and Massachusetts, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, fiscal policies of the New Hampshire and Massachusetts State Government, the quality or composition of our loan or investment portfolios, demand for loan products, competition for and the availability of loans that we purchase for our portfolio, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines, acquisitions and the integration of acquired businesses, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.